Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (“Agreement”), dated as of August 5, 2020, is by and among TELADOC HEALTH, INC., a Delaware corporation (“Tempranillo”), TEMPRANILLO MERGER SUB, INC., a Delaware corporation and a direct, wholly owned Subsidiary of Tempranillo (“Merger Sub”), and the persons listed on the attached Schedule A who are signatories to this Agreement (each, a “Stockholder” and collectively, the “Stockholders”; provided that General Catalyst Group VI, L.P., General Catalyst Group VIII, L.P., General Catalyst Group VIII Supplemental, L.P. and GC Venture LH Manager, LLC (collectively, “General Catalyst”) shall be deemed to be a single Stockholder for purposes of the restrictions and exceptions set forth in Section 2).

RECITALS

WHEREAS, concurrently herewith, Livongo Health, Inc., a Delaware corporation (“Lafite”), Tempranillo and Merger Sub are entering into an Agreement and Plan of Merger (the “Merger Agreement”);

WHEREAS, as of the date of this Agreement, each Stockholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Lafite Common Stock set forth next to such Stockholder’s name on Schedule A hereto, being all of the shares of Lafite Common Stock owned of record or beneficially by such Stockholder as of the date of this Agreement (collectively with respect to each Stockholder, the “Owned Shares” and, together with any additional Shares or other voting securities of Lafite of which such Stockholder acquires beneficial ownership after the date of this Agreement, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, consolidation, reclassification, exchange or change of such shares, or other similar transaction, or upon exercise or conversion of any securities (including any Lafite Stock Options, Lafite Restricted Stock, Lafite RSUs, Lafite PSUs or any other equity awards), such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Tempranillo and Merger Sub to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Tempranillo, Merger Sub and the Stockholders are entering into this Agreement; and

WHEREAS, the Stockholders acknowledge that each of Tempranillo and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Merger Agreement if the Stockholders did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.                  Certain Definitions. All capitalized terms that are used but not defined herein have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms have the following respective meanings:

(a)               “Constructive Disposition” means, with respect to a security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security (other than any of the foregoing that would not materially impair the Stockholder’s ability to perform its obligations under this Agreement).

(b)               “Permitted Liens” means (i) Liens for Taxes that (A) are not yet due and payable or (B) are being contested in good faith by appropriate proceedings, (ii) Liens for assessments and other governmental charges or landlords’, carriers’, warehousemen’s, mechanics’, repairmen’s, workers’ and other similar common law or statutory Liens arising or incurred in the ordinary course of business consistent with past practice, in each case that (A) relate to obligations that are not delinquent or (B) the Stockholder or any of its Affiliates is contesting in good faith by appropriate proceedings and, (iii) Liens discharged prior to the Effective Time and (iv) Liens incurred in the ordinary course of business consistent with past practice that would not reasonably be expected to interfere adversely in a material way with the use of the properties or assets encumbered thereby.

(c)               “Termination Date” means the earlier to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the date on which any amendment to the Merger Agreement is effected, or any waiver of Lafite’s rights under the Merger Agreement is granted, in each case, without the Stockholders’ prior written consent, that (A) diminishes the Merger Consideration to be received by the stockholders of Lafite, (B) changes the forms of Merger Consideration payable to the stockholders of Lafite, (C) extends the End Date (as defined in the Merger Agreement) or imposes any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger, or (D) affects any of the other material terms of Article 2 (The Merger), Section 6.02 (Lafite Takeover Proposals; Lafite Adverse Recommendation Change), Section 7.05 (Director and Officer Liability), Section 8.07 (Tax Treatment), Article 9 (Conditions to the Merger) or Article 10 (Termination) of the Merger Agreement in a manner that is materially adverse to any of the Stockholders, (iv) the date upon which the Tempranillo Board or any committee thereof makes a Tempranillo Adverse Recommendation Change, and (v) the date upon which the Lafite Board or any committee thereof makes a Lafite Adverse Recommendation Change.

(d)               A Person will be deemed to have effected a “Transfer” of a security if such Person, whether voluntarily or involuntarily, directly or indirectly (i) sells, pledges, encumbers, hypothecates, leases, assigns, gifts, grants an option with respect to, transfers, exchanges, tenders or disposes (by merger, by testamentary disposition, by operation of law or otherwise, including, without limitation, by way of Constructive Disposition) of such security or any interest in such security, (ii) creates or permits to exist any Liens (other than Permitted Liens and restrictions on transfer imposed under applicable securities laws), (iii) deposits such security into a voting trust or enters into a voting agreement or arrangement or grants any proxy, power of attorney or other authorization with respect thereto that is inconsistent with this Agreement, or (iv) agrees to take any of the actions referred to in the foregoing clauses (i) through (iii).

2.                  Transfer Restrictions. From the date of this Agreement until the Termination Date, no Stockholder shall Transfer (or cause or permit the Transfer of) any of its Covered Shares, or enter into any agreement relating thereto, except with Tempranillo’s prior written consent. Notwithstanding anything to the contrary in this Agreement, this Section 2 shall not prohibit (i) a Transfer of Covered Shares by a Stockholder to any of its Affiliates or, if the Stockholder is a natural person, to any member of the Stockholder’s immediate family or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family; provided, that such a Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the obligations of the Stockholder under this Agreement with respect to such Shares; (ii) Transfers by each Stockholder of up to 25% of its Covered Shares without further restriction (it being understood and agreed that such Transfers may include distributions in kind and that General Catalyst may allocate the source of the Covered Shares that are Transferred pursuant to this Section 2(ii) among its Affiliates in its sole discretion); and (iii) Transfers of Covered Shares by each of Glen Tullman and Lee Shapiro and any member of such Stockholder’s immediate family, a trust for the benefit of such Stockholder or any member of such Stockholder’s immediate family equivalent to such number of Covered Shares that would have been sold if such Stockholder’s existing plan established pursuant to Rule 10b-5 of the Exchange Act had remained in effect following the date hereof. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2 shall be null and void and of no effect whatsoever. In furtherance of the foregoing, from the date of this Agreement until the Termination Date, no Stockholder shall make any demands to register any of its Covered Shares pursuant to the terms of that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of April 10, 2018, by and among, inter alios, Lafite and certain of the persons listed on Schedule A attached thereto (the “Investors’ Rights Agreement”).

3.                  Agreement to Vote.

(a)               From the date of this Agreement until the Termination Date, at every meeting of the stockholders of Lafite (and at every adjournment or postponement thereof) to vote on any matter contemplated by this Agreement, each Stockholder shall unconditionally and irrevocably vote, and shall cause or direct to be unconditionally and irrevocably voted, all its Covered Shares held at that time:

(i)                 in favor of the adoption of the Merger Agreement;

(ii)              in favor of the approval of any proposal to adjourn the meeting to a later date, if there are not sufficient affirmative votes (in person or by proxy) to obtain the Requisite Lafite Vote on the date on which such meeting is held; and

(iii)            against any Lafite Takeover Proposal.

(b)               From the date of this Agreement until the Termination Date, each Stockholder shall appear at each meeting of the stockholders of Lafite, or adjournment or postponement thereof, to vote on any matter contemplated by this Agreement and shall cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and shall vote all Covered Shares in accordance with this Section 3.

(c)               Nothing in this Agreement, including this Section 3, limits or restricts any Affiliate or designee of any Stockholder who serves as a member of the Lafite Board in acting or voting in his or her capacity as a director of Lafite and exercising his or her fiduciary duties and responsibilities, it being understood that this Agreement applies to each Stockholder solely in its capacity as a stockholder of Lafite and does not apply to any such Affiliate or designee’s actions, judgments or decisions as a director of Lafite, and such actions (or failures to act) shall not be deemed to constitute a breach of this Agreement.

4.                  No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any of its Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any of its Covered Shares, in either case, that is inconsistent with such Stockholder’s obligations pursuant to this Agreement; provided, that this Section 4 shall not preclude the Stockholder from transferring Covered Shares pursuant to Section 2(ii) or Section 2(iii).

5.                  Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Tempranillo as follows:

(a)               Power; Organization; Binding Agreement. Such Stockholder has the power and authority (in the case of each Stockholder that is not a natural person) or capacity (in the case of each Stockholder that is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. With respect to each Stockholder that is not a natural person, (i) the execution, delivery and performance by such Stockholder of this Agreement, and the consummation by such Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate, limited liability company, limited liability partnership or similar equivalent action on the part of such Stockholder and (ii) such Stockholder is duly organized, validly existing and in good standing under the Applicable Law of its jurisdiction of formation. This Agreement has been duly executed and delivered by such Stockholder, and, assuming due authorization, execution and delivery by Tempranillo and Merger Sub, this Agreement is enforceable against such Stockholder in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exceptions.

(b)               No Conflicts. None of the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which such Stockholder is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien on any of the assets or properties of such Stockholder, (iii) violate any Applicable Law or Order or (iv) with respect to each Stockholder that is not a natural person, violate the organizational documents of such Stockholder, except for such conflicts, consents, breaches, Liens or violations that would not, individually or in the aggregate, prevent or materially delay Stockholder from performing his, her or its obligations under this Agreement.

(c)               Ownership of Covered Shares. Such Stockholder is the beneficial owner of such Stockholder’s Covered Shares. All such Stockholder’s Covered Shares are free and clear of any Liens that would materially and adversely affect the ability of Stockholder to perform his, her or its obligations under this Agreement, and no person has a right to acquire any of such securities, in each case other than pursuant to this Agreement, the Merger Agreement or the Investors’ Rights Agreement, under applicable federal or state securities laws or pursuant to any written policies of Lafite only with respect to restrictions upon the trading of securities under applicable securities laws. As of the date of this Agreement, except as set forth on Schedule A, other than the Owned Shares, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of Lafite, (ii) securities of Lafite convertible into or exchangeable for shares of capital stock or voting securities of Lafite or (iii) options or other rights to acquire from Lafite any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Lafite.

(d)               Voting Power. Such Stockholder has the requisite voting power, power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement necessary to take all actions required under this Agreement, in each case with respect to all of the securities subject to this Agreement owned by such Stockholder, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and those arising under the terms of this Agreement.

(e)               Reliance by Tempranillo and Merger Sub. Such Stockholder understands and acknowledges that each of Tempranillo and Merger Sub is entering into the Merger Agreement in reliance upon each of the Stockholder’s execution and delivery of this Agreement.

(f)                Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, except in each case for filings with the SEC or where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings and notifications, would not, either individually or in the aggregate, prevent or materially delay the performance by such Stockholder of any of its obligations hereunder.

6.                  Certain Restrictions.

(a)               From the date of this Agreement until the Termination Date, each Stockholder hereby agrees that (i) such Stockholder shall not, directly or indirectly, (ii) such Stockholder shall cause each employee of such Stockholder and shall use its reasonable best efforts to cause each financial advisor, attorney, accountant, consultant, agent, or other advisor or representative of such Stockholder (in its capacity as such) not to, and (iii) with respect to each Stockholder that is not a natural person, such Stockholder shall (A) cause its directors and officers not to, (B) not authorize or permit any of its Subsidiaries (which, for purposes of this Section 6(a) shall not include portfolio companies of a Stockholder that is a venture capital or other investment firm unless such portfolio company is directed or encouraged by the Stockholder with respect to the actions contemplated by this Section 6(a)) to, or any of its or its Subsidiaries’ directors, officers or employees to, and (C) use its reasonable best efforts to cause each financial advisor, attorney, accountant, consultant, agent, or other advisor or representative of any of its Subsidiaries (in its capacity as such) not to, in each case initiate, solicit, propose, induce or knowingly encourage or facilitate the making of any Lafite Takeover Proposal or any inquiries or the making of any proposal that would reasonably be expected to lead to a Lafite Takeover Proposal, (w) other than informing Third Parties of the existence of the provisions contained in this Section 6(a), enter into, engage in, continue or otherwise participate in negotiations or discussions with, or furnish any non-public information (or access thereto) concerning Lafite or any of its Subsidiaries to, any Third Party in connection with, or for the purpose of knowingly encouraging or facilitating, or otherwise cooperate in any way with any Third Party (or any Representative thereof) with respect to, a Lafite Takeover Proposal, (x) recommend or enter into any Contract, letter of intent, acquisition agreement, agreement in principle, memorandum of understanding, option agreement, joint venture agreement, partnership agreement or other agreement with respect to any Lafite Takeover Proposal, (y) approve or recommend, or publicly propose to approve or recommend, any Lafite Takeover Proposal or (z) approve, authorize, agree or publicly announce an intention to do any of the foregoing; provided, that this Section 6(a) shall not restrict a Stockholder from taking any action or doing anything that Lafite is permitted to do in accordance with the terms of Section 6.02 of the Merger Agreement.

(b)               Prior to the Termination Date, in the event that any Stockholder (i) acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to Lafite, such Shares or voting interests will, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, the number of Shares held by such Stockholders will be deemed amended accordingly, and such Shares or voting interests will automatically become subject to the terms of this Agreement or (ii) Transfers any Covered Shares in accordance with Section 2(ii) or Section 2(iii), such Covered Shares will, upon Transfer (including, for the avoidance of doubt, any distribution in kind to the limited partners of (x) any Stockholder or (y) any Affiliate of any Stockholder), and without further action of the parties, be deemed to no longer constitute Covered Shares.

7.                  Representations and Warranties of Tempranillo and Merger Sub. Tempranillo and Merger Sub hereby represent and warrant to the Stockholders as follows:

(a)               Authority; Binding Nature.  Each of Tempranillo and Merger Sub has all requisite power and authority to (i) execute and deliver this Agreement, (ii) perform its covenants and obligations hereunder and (iii) consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of Tempranillo and Merger Sub, the performance of each of their covenants and obligations hereunder and the consummation by each of them of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Tempranillo and Merger Sub, and no additional actions are necessary to authorize (A) the execution and delivery of this Agreement by Tempranillo and Merger Sub; (B) the performance by each of Tempranillo and Merger Sub of its covenants and obligations hereunder; or (C) the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Tempranillo and Merger Sub and (assuming due authorization, execution and delivery by the Stockholders) constitutes a valid and binding obligation of Tempranillo and Merger Sub, enforceable against Tempranillo and Merger Sub in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exceptions.

(b)                No Conflicts. None of the execution and delivery by each of Tempranillo and Merger Sub of this Agreement, the performance by each of Tempranillo and Merger Sub of its obligations hereunder or the consummation by each of Tempranillo and Merger Sub of the transactions contemplated hereby will (i) require any consent or approval under, or result in a violation or breach of, any agreement to which Tempranillo or Merger Sub is a party or by which such Stockholder may be bound, including any voting agreement or voting trust, (ii) result in the creation of any Lien on any of the assets or properties of such Tempranillo or Merger Sub, (iii) violate any Applicable Law or Order or (iv) violate the organizational documents of Tempranillo or Merger Sub.

8.                  Spousal Consent. If a Stockholder is a married individual and any of its Owned Shares constitutes community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, such Stockholder shall deliver to Tempranillo, concurrently herewith, a duly executed consent of such Stockholder’s spouse, in the form attached hereto as Schedule B.

9.                  Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes Lafite or its counsel to instruct its transfer agent to put in place a stop transfer order with respect to all of the securities of Lafite held of record by such Stockholder (and that this Agreement places limits on the voting and transfer of) except with respect to Transfers any Covered Shares in accordance with Section 2(ii) or Section 2(iii).

10.              Termination. This Agreement and all rights and obligations of the parties hereunder and thereunder, will terminate and have no further force or effect as of the Termination Date; provided, that this Section 10 and Section 11 shall survive the termination of this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 10 or elsewhere in this Agreement relieves either party hereto from liability, or otherwise limits the liability of either party hereto, for any willful and material breach of this Agreement prior to such termination.

11.              Miscellaneous.

(a)               Severability. If any term, provision, covenant or restriction of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal, void or unenforceable in any respect by a court of competent jurisdiction or other Governmental Authority, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a holding, the parties hereto agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(b)               Assignment. Except in connection with a Transfer of any Covered Shares in accordance with Section 2(i); neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties and any purported assignment in violation hereof shall be null and void ab initio, except that Tempranillo may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any affiliate of Tempranillo to which Tempranillo’s rights under the Merger Agreement are assigned in accordance with the terms thereof, but no such assignment shall relieve Tempranillo of its obligations under this Agreement if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

(c)               Amendment and Modification; Waiver. This Agreement may be amended or waived by any party only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law or in equity.

(d)               Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which the parties are entitled at law or in equity, (i) the parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches or threatened or anticipated breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chosen Courts, without proof of damages or otherwise, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, none of Tempranillo, Merger Sub or any of the Stockholders would have entered into this Agreement. Each of the parties agrees that it waives the defense of adequacy of a remedy at law and will not oppose the granting of an injunction or injunctions, specific performance or other equitable relief on the basis that (x) the other parties have an adequate remedy at law or (y) an award of an injunction, specific performance or other equitable relief is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11(d) shall not be required to provide any bond or other security in connection with any such order or injunction.

(e)               Notices. All notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if delivered in person, (ii) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery) or (iii) on the date transmitted if sent by email (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), as follows (or at such other address for a party as shall be specified by notice given in accordance with this Section 11(e)):

If to the Stockholders, to the address for notice set forth on Schedule A hereto, with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue

Palo Alto, CA 94301
Facsimile:         (650) 798 6543

Email:                mike.ringler@skadden.com, sonia.nijjar@skadden.com
Attention:           Mike Ringler

                           Sonia Nijjar

if to Tempranillo or Merger Sub, to:

Teladoc Health, Inc.

2 Manhattanville Road, Suite 203

Purchase, NY 10577

Attention: Adam C. Vandervoort

Email: avandervoort@teladoc.com

and with a copy (which will not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Facsimile:         (212) 757-3990

Email:               sbarshay@paulweiss.com, lturano@paulweiss.com
Attention:          Scott A. Barshay

                           Laura C. Turano

if to Lafite, to:

Livongo Health, Inc.

50 West Evelyn Avenue, Suite 150

Mountain View, California 94041

Email:                 legal@livongo.com

Attention:            Erica Palsis, General Counsel

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue

Palo Alto, CA 94301
Facsimile:         (650) 798 6543

Email:                mike.ringler@skadden.com, sonia.nijjar@skadden.com
Attention:          Mike Ringler

                           Sonia Nijjar

Notwithstanding anything in this Agreement to the contrary, any notice given in accordance with the foregoing clauses (i) or (ii) of this Section 11(e) shall only be effective if a duplicative copy of such notice is also given by email in the method described in this Section 11(e).

(f)                No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto (and their respective successors and permitted assigns) any rights (legal, equitable or otherwise) or remedies, whether as third-party beneficiaries or otherwise.

(g)               Governing Law. This Agreement and any Proceedings arising out of or related hereto or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

(h)               Jurisdiction. Each of the parties hereto irrevocably agree (i) that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Chancery Court of the State of Delaware and any state appellate court therefrom, or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over the matter, the Superior Court of the State of Delaware or the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate courts therefrom (the “Chosen Courts”) and (ii) not to commence any such Proceeding in any court except such Chosen Courts. Each party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 11(e) or in any other manner permitted by Applicable Law.

(i)                 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS Section 11(i).

(j)                 Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to in this Agreement, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto.

(k)               Entire Agreement. This Agreement, together with any exhibit, annex and schedule hereto and the Merger Agreement and any exhibit, annex and schedule thereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect thereto. For the avoidance of doubt, each Stockholder agrees that it will not claim that such Stockholder or any of its Affiliates has registration or similar rights under the Investors’ Rights Agreement following the Effective Time.

(l)                 Interpretation. The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions contained herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or subsection. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to “days” shall be to calendar days unless otherwise indicated. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. No summary of this Agreement or any Exhibit, Annex, Schedule or other document delivered herewith prepared by or on behalf of any party will affect the meaning or interpretation of this Agreement or such Exhibit, Annex or Schedule. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Any Contract, instrument or law defined or referred to herein means such Contract, instrument or law as from time to time amended, modified or supplemented (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to (x) any Contract, instrument or statute shall be deemed to refer to such Contract, instrument or statute, as amended, as of such date, and (y) any rules or regulations promulgated under any such statute, in each case, as of such date). Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms.

(m)             Expenses. Except as otherwise expressly provided in this Agreement or the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

(n)               No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith.

12.              Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto, it being understood and agreed that all parties hereto need not sign the same counterpart. Until and unless each party has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

13.              Stockholder Obligation Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TELADOC HEALTH, INC.

/s/ Jason Gorevic
Name: Jason Gorevic
Title: Chief Executive Officer

TEMPRANILLO MERGER SUB, INC.

/s/ Adam C. Vandervoort
Name: Adam C. Vandervoort
Title: President

[Signature Page to Voting Agreement]

/s/ Glen Tullman
Glen Tullman

/s/ Lee Shapiro
Lee Shapiro

KINNEVIK INTERNET LUX S.à r.l.

/s/ Anna Lindberger-Larsson
Name: Anna Lindberger-Larsson
Title: Director

/s/ Réjane Koczorowski
Name: Réjane Koczorowski
Title: Director

GENERAL CATALYST GROUP VI, L.P.

By: General Catalyst Partners VI, L.P.
its General Partner

By: General Catalyst GP VI, LLC
its General Partner

/s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer

GENERAL CATALYST GROUP VIII, L.P.

By: General Catalyst Partners VIII, L.P.
its General Partner

By: General Catalyst GP VIII, LLC
its General Partner

/s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer

[Signature Page to Voting Agreement]

GENERAL CATALYST GROUP VIII
SUPPLEMENTAL, L.P.

By: General Catalyst Partners VIII, L.P.
its General Partner

By: General Catalyst GP VIII, LLC
its General Partner

/s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer

GC VENTURE LH MANAGER, LLC

By: General Catalyst Group Management, LLC, its Manager

/s/ Christopher McCain
Name: Christopher McCain
Title: Chief Legal Officer

7Wire Ventures LLC

/s/ Robert Garber
Name: Robert Garber
Title: Partner

[Signature Page to Voting Agreement]